UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 14, 2019

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1050 Enterprise Way, Suite 700 Sunnyvale, California		94089
(Address of principal executive offices)		(ZIP Code)

(408) 462-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Keith Jones as Principal Accounting Officer

On February 14, 2019, the Board of Directors (the “Board”) of Rambus Inc. (“Rambus” or the “Company”) appointed Keith Jones as the Principal Accounting Officer of the Company effective immediately.

Mr. Jones, age 48, had served as the Vice President of Finance and Corporate Controller of the Company since February 2018. Previously, Mr. Jones served as Worldwide Corporate Controller, Vice President of Finance and Principal Accounting Officer at ShoreTel, Inc., prior to its acquisition by Mitel Networks Corporation in 2017. Prior to ShoreTel, he served as Chief Financial Officer and Vice President of Finance and Administration for PDFSolutions, the Assistant Controller at Interwoven, and the Corporate Controller at e-Time Capital. He began his career as an Audit Manager at Deloitte & Touche.

There are no family relationships between Mr. Jones and any of our directors or executive officers. There are no related party transactions between Mr. Jones and Rambus other than his employment relationship with Rambus.

In accordance with the Company’s customary practice, the Company entered into its standard form of indemnification agreement with Mr. Jones, which will require the Company to indemnify him against certain liabilities that may arise as a result of his status or service as an officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2019	Rambus Inc.

/s/ Jae Kim
Jae Kim, Senior Vice President, Secretary and General Counsel